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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders of
Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-07057, 333-07061, 333-07059 and 333-77779)
of Pediatrix Medical Group, Inc. of our report dated January 26, 2001, except as to Note 15 which is as of February 15, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
April 4, 2001